UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

See statement in Item 7.01 below, which is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

The ServiceMaster Company (the “Company,” “ServiceMaster,” “we,” “us” or “our”) announces herewith that it intends to seek an amendment (the “Term Loan Facility Amendment”) of the credit agreement governing its senior secured term loan facility (the ‘‘Term Loan Facility’’) primarily to combine the outstanding term loans into or refinance such loans with a new single term loan tranche with an expected maturity date of February 28, 2017 and a principal amount that the Company currently anticipates to be approximately $2.253 billion.  At present, approximately $1.2 billion of loans under the Term Loan Facility mature in July 2014, and approximately $1.0 billion of such loans mature in January 2017.  We expect that the interest rate margins applicable to the new term loans will be higher than those applicable to the loans maturing in July 2014, and lower than those applicable to the loans maturing in January 2017.  We anticipate seeking certain other amendments to the credit agreement governing the Term Loan Facility.  If the requisite consents for the Term Loan Facility Amendment are received and sufficient existing or new lenders, as the Company determines in its discretion, agree to participate, the Company expects the Term Loan Facility Amendment will become effective on or about February 11, 2013.  We can provide no assurance that the requisite consents will be received, or as to the ultimate terms of the Term Loan Facility Amendment.

In connection with the Term Loan Facility Amendment, ServiceMaster is providing existing and new lenders with certain preliminary unaudited financial data for the year ended December 31, 2012.  Such data is included as part of Exhibit 99 to this report, which is incorporated herein by reference.  Exhibit 99 includes the following:

(i)            preliminary unaudited segment operating results for continuing operations for the year ended December 31, 2012 compared with the year ended December 31, 2011;

(ii)           preliminary unaudited condensed consolidated statements of operations for the year ended December 31, 2012 compared with the year ended December 31, 2011;

(iii)          discussion of non-GAAP financial measures, including preliminary unaudited Adjusted EBITDA and Operating Performance for the year ended December 31, 2012 compared to the year ended December 31, 2011;

(iv)          information regarding forward-looking statements; and

(v)           risk factors.

The preliminary unaudited financial data presented in Exhibit 99 is subject to completion and reflects our current good faith estimates and may be revised as a result of management’s further review of our results.  We have not completed our normal annual review procedures as of, and for, the year ended December 31, 2012, and there can be no assurance that our final results for 2012 will not differ from these preliminary results.  Any such changes could be material.  During the course of the preparation of our consolidated financial statements and related notes as of, and for, the year ended December 31, 2012, we may identify items that would require us to make material adjustments to such preliminary financial data.  These preliminary results should not be viewed as a substitute for audited financial statements prepared in accordance with U.S. generally accepted accounting principles.  Our consolidated financial statements and related notes as of, and for, the year ended December 31, 2012 will not be filed with the Securities and Exchange Commission until after the expected completion date of the Term Loan Facility Amendment.

Neither ServiceMaster’s independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the preliminary unaudited financial data for the year ended December 31, 2012, nor have they expressed any opinion on or any other form of assurance of such information, and they assume no responsibility for, and disclaim any association with, such information.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)                                 The following exhibit is being furnished as part of this report.

Exhibit No.	Description of Exhibit

99

Exhibit including (i) preliminary unaudited segment operating results for continuing operations for the year ended December 31, 2012 compared with the year ended December 31, 2011; (ii) preliminary unaudited condensed consolidated statements of operations for the year ended December 31, 2012 compared with the year ended December 31, 2011; (iii) discussion of non-GAAP financial measures, including preliminary unaudited Adjusted EBITDA and Operating Performance for the year ended December 31, 2012 compared to the year ended December 31, 2011; (iv) information regarding forward-looking statements; and (v) risk factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	THE SERVICEMASTER COMPANY

	By:	/s/ David W. Martin
David W. Martin
Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99

Exhibit including (i) preliminary unaudited segment operating results for continuing operations for the year ended December 31, 2012 compared with the year ended December 31, 2011; (ii) preliminary unaudited condensed consolidated statements of operations for the year ended December 31, 2012 compared with the year ended December 31, 2011; (iii) discussion of non-GAAP financial measures, including preliminary unaudited Adjusted EBITDA and Operating Performance for the year ended December 31, 2012 compared to the year ended December 31, 2011; (iv) information regarding forward-looking statements; and (v) risk factors.